UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2008

DCT INDUSTRIAL TRUST INC.

(Exact name of registrant as specified in its charter)

Maryland	001-33201	82-0538520
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 17th Street, Suite 1700

Denver, CO 80202

(Address of principal executive offices)

(303) 597-2400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On August 4, 2008, we issued a press release entitled “DCT INDUSTRIAL TRUST REPORTS 2008 SECOND QUARTER RESULTS” which sets forth disclosure regarding our results of operations for the second quarter 2008. A copy of this press release as well as a copy of the supplemental information referred to in the press release and made available on our website are attached hereto as Exhibits 99.1 and 99.2 and incorporated herein by reference. This Item 2.02 and the attached exhibits 99.1 and 99.2 are provided under Item 2.02 of Form 8-K and are furnished to, and shall not be deemed to be “filed” with, the Securities and Exchange Commission.

DCT Industrial Trust Inc. will hold its second quarter 2008 earnings conference call on August 5, 2008, at 12:00 PM Eastern time. You may join the conference call through a live Internet webcast via DCT Industrial’s website at http://www.dctindustrial.com by clicking on the webcast link in the Investor Relations page of the website. Alternatively, you may join the conference call by telephone by dialing (800) 860-2442 or (412) 858-4600. If you wish to participate, please call approximately five minutes before the conference call is scheduled to begin. If you are unable to join the live conference call, you may access the replay for 30 days on DCT Industrial’s website. A telephone replay will be available for one week following the call by dialing (877) 344-7529 or (412) 317-0088 and using the passcode 420896. Please note that the full text of the press release and supplemental schedules are available through DCT Industrial’s website at http://www.dctindustrial.com. The information contained on DCT Industrial’s website is not incorporated by reference herein.

Set forth below are several non-GAAP financial measures that are included in the attached press release together with the most directly comparable GAAP financial measure.

For the three and six months ended June 30, 2008, our net income was $15.5 million and $15.9 million, respectively and our net income per diluted share was $0.09 for both periods, respectively. In our press release referred to above, we disclose Funds From Operations, or FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), to be $32.3 million and $62.6 million for the three and six months ended June 30, 2008, respectively, and our FFO per diluted share was $0.16 and $0.30 for the same periods. For the three and six months ended June 30, 2007, our net income was $7.8 million and $23.2 million, respectively, and our net income per diluted share was $0.05 and $0.14 respectively. For the three and six months ended June 30, 2007, our FFO per diluted share was $0.19 and $0.36, respectively.

For the three months ended June 30, 2008, income from continuing operations was $2.2 million. In our press release referred to above, we disclose our property net operating income to be $46.5 million for the same period in 2008. For the three months ended June 30, 2007, loss from continuing operations was $0.3 million. In our press release referred to above, we disclose our property net operating income to be $45.7 million for the same period in 2007.

For the three months ended June 30, 2008, our income from continuing operations increased $2.5 million from a loss of $0.3 million for the three months ended June 30, 2007 to income of $2.2 million for the same period in 2008. In our press release referred to above, we disclose that our same store property net operating income for the three months ended June 30, 2008 increased 0.3% compared to the same period in 2007 and increased 1.3% on a cash-adjusted basis.

Our percentage of debt to total assets was 42.0% and 42.8% at June 30, 2008 and March 31, 2008, respectively. In our press release referred to above, we disclose that the percentage of debt to book value of total assets, excluding accumulated depreciation and amortization, was 37.1% and 38.2%, respectively. We believe that this percentage, calculated using total assets, excluding accumulated depreciation and amortization, is a useful supplemental measure of our leverage. The market value of real estate assets often does not decline in the formulaic manner in which depreciation and amortization accrues with respect to those assets for GAAP accounting purposes. Accordingly, we believe that providing a supplemental measure of our leverage based on the book value of our total assets, excluding the cumulative effect of these depreciation and amortization accruals, provides investors with a useful supplemental measure of our leverage.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

99.1	Press release dated Austust 4, 2008 and entitled “DCT INDUSTRIAL TRUST REPORTS 2008 SECOND QUARTER RESULTS”

99.2	Supplemental information entitled “DCT INDUSTRIAL SUPPLEMENTAL REPORTING PACKAGE FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2008”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DCT INDUSTRIAL TRUST INC.

August 4, 2008

	By:	/s/ Philip L. Hawkins
		Name:	Philip L. Hawkins
		Title:	Chief Executive Officer

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